Exhibit 5.1

13th October, 2020

OneSpaWorld Holdings Limited,

C/o Harry B. Sands, Lobosky Management Co. Ltd.,

Officer Number 2, Pineapple Business Park,

Airport Industrial Park,

Nassau, New Providence,

Bahamas

Re:	OneSpaWorld Holdings Limited October 2020 Equity Inducement Awards pursuant to Form S-8 Registration Statement

Dear Sirs:

We have acted as Bahamian counsel to OneSpaWorld Holdings Limited, a company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) on or about this date under the Securities Act of 1933, as amended (the “Act”), for the registration of an aggregate of 215,959 common shares of (U.S.) $0.0001 par value each of the Company (the “Common Shares”) issuable under the OneSpaWorld Holdings Limited October 2020 Equity Inducement Awards (the “Equity Shares”).

In that connection, we have examined originals or copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, including all exhibits thereto, as filed with the SEC; (ii) the Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association of the Company; and such other documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion. We have also examined and are familiar with the proceedings taken by the Company to authorize the issuance of the Equity Shares.

Based on the foregoing, we are of the opinion as follows:

1. The Company is a validly existing corporation under the laws of The Commonwealth of The Bahamas; and

COUNSEL & ATTORNEYS-AT-LAW

Magna Carta Court, 18 Parliament Street, P.O. Box N-624, Nassau, Bahamas

Tel: 1.242.322.2670 Email: office@hbslaw.com Web: hbslaw.com

2. The Equity Shares have been duly authorized and are validly issued, fully paid and non-assessable;

This opinion is limited to the laws of the Commonwealth of The Bahamas at the date of this opinion, and no opinion is expressed as to the laws of any other jurisdiction other than that of the Commonwealth of The Bahamas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Harry B. Sands, Lobosky & Co.

HARRY B. SANDS, LOBOSKY & CO.

COUNSEL & ATTORNEYS-AT-LAW

Magna Carta Court, 18 Parliament Street, P.O. Box N-624, Nassau, Bahamas

Tel: 1.242.322.2670 Email: office@hbslaw.com Web: hbslaw.com